                                                                    EXHIBIT 4.7

===============================================================================





                             SOUTHERN ENERGY, INC.

                                       TO

                             BANKERS TRUST COMPANY,
                                    TRUSTEE.







                          FIRST SUPPLEMENTAL INDENTURE

                         DATED AS OF              , 2000
                                     ------------





                                  $
                                   ----------

               % JUNIOR CONVERTIBLE SUBORDINATED NOTES, SERIES A
           ----
                                    DUE 2030

===============================================================================


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                               TABLE OF CONTENTS(1)

                                                                                                                    PAGE
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
ARTICLE 1........................................................................................................      1

SECTION 101. Establishment.......................................................................................      1

SECTION 102. Definitions.........................................................................................      2

SECTION 103. Payment of Principal and Interest...................................................................      6

SECTION 104. Deferral of Interest Payments.......................................................................      7

SECTION 105. Denominations.......................................................................................      8

SECTION 106. Global Securities...................................................................................      8

SECTION 107. Transfer............................................................................................      9

SECTION 108. Redemption..........................................................................................      9

SECTION 109. Exchange of Trust Securities for Series A Notes.....................................................     10

SECTION 110. Event of Default....................................................................................     10

SECTION 111. Amendment of this Indenture.........................................................................     10

ARTICLE 2........................................................................................................     11

SECTION 201. Conversion Rights...................................................................................     11

--------
   (1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

SECTION 202. Cash Settlement.....................................................................................   11

SECTION 203. Conversion Procedures...............................................................................   11

SECTION 204. Expiration of Conversion Rights.....................................................................   14

SECTION 205. Conversion Price Adjustments........................................................................   14

SECTION 206. Fundamental Change..................................................................................   18

SECTION 207  Notice of Adjustments of Conversion Price...........................................................   20

SECTION 208. Prior Notice of Certain Events......................................................................   20

SECTION 209. Certain Additional Rights...........................................................................   21

SECTION 210. Restrictions on Company Common Stock Issuable Upon Conversion.......................................   22

SECTION 211. Trustee Not Responsible for Determining Conversion Price or Adjustments.............................   22

ARTICLE 3........................................................................................................   23

SECTION 301. Recitals by Company.................................................................................   23

SECTION 302. Ratification and Incorporation of Original Indenture................................................   23

SECTION 303. Executed in Counterparts............................................................................   23

SECTION 304. Listing of Series A Notes...........................................................................   23


                  THIS FIRST SUPPLEMENTAL INDENTURE is made as of the ____ day of __________, 2000, by and between SOUTHERN ENERGY, INC., a Delaware corporation, 900 Ashwood Parkway, Suite 500, Atlanta, Georgia 30338 (the "Company"), and BANKERS TRUST COMPANY, a New York banking corporation, Four Albany Street, New York, New York 10006 (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company has heretofore entered into a Subordinated Note Indenture, dated as of __________, 2000 (the "Original Indenture") with Bankers Trust Company;

                   WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this First Supplemental Indenture, is herein called the "Indenture";

                   WHEREAS, under the Original Indenture, a new series of Junior Subordinated Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

                   WHEREAS, the Company proposes to create under the Indenture a new series of Junior Subordinated Notes;

                   WHEREAS, additional Junior Subordinated Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

                   WHEREAS, all conditions necessary to authorize the execution, delivery and recording of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

                   NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                JUNIOR CONVERTIBLE SUBORDINATED NOTES, SERIES A

         SECTION 101. Establishment. There is hereby established a new series of Junior Subordinated Notes to be issued under the Indenture, to be designated as the Company's ____% Junior Convertible Subordinated Notes, Series A due 2030 (the "Series A Notes").

         The aggregate principal amount of Series A Notes that may be authenticated and delivered under this Indenture is limited to the sum of (a) $_________ and (b) such aggregate principal amount which may not exceed $__________ of Series A Notes, if any, as shall be purchased by the Trust pursuant to an over-allotment option in accordance with the terms and provisions in the Underwriting Agreement, and no further Series A Notes shall be authenticated and delivered except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series A Notes shall be issued in definitive fully registered form. The Series A Notes will be purchased from the Company by SEI Trust I, a Delaware business trust (the "Trust"), with proceeds from the issuance and sale by the Trust of preferred undivided beneficial interests in the Trust (the "Preferred Securities") and common undivided beneficial interests in the Trust (the "Common Securities", and collectively with the Preferred Securities, the "Trust Securities").

         The Series A Notes shall be in substantially the form set out in Exhibit A hereto. The entire principal amount of the Series A Notes shall initially be evidenced by one certificate issued to the Property Trustee of the Trust.

         The form of the Trustee's Certificate of Authentication for the Series A Notes shall be in substantially the form set forth in Exhibit B hereto.

         Each Series A Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

         SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Applicable Price" means:

         - in the case of a Non-Stock Fundamental change in which the holders of Company Common Stock receive only cash, the amount of cash received by the holder of one share of Company Common Stock and

         - in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices (as defined below) for Company Common Stock during the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Company Common Stock entitled to receive those securities, cash or other property in connection with that Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no record date, the date that the holders of Company Common Stock will have the right to receive those securities, cash or other property (that record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case as adjusted in good faith by the Company to appropriately reflect any of the events referred to under
                  Section 205 herein.

         "Closing Price" means, on any day, the last reported sale price on that day or, if no sales take place on that day, the average of the reported closing bid and asked prices on that day, in either case as reported on the New York Stock Exchange Consolidated Transactions Tape, or, if the stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm, selected by the Trustee for that purpose.

         "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value, as determined in good faith by the Board of Directors, of the consideration received by holders of Company Common Stock consists of common stock that for each of the ten consecutive Trading Days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change will not be a Common Stock Fundamental change unless either:

         - the Company continues to exist after the occurrence of that Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities or

         - not later than the occurrence of that Fundamental Change, the outstanding Preferred Securities are converted into or exchanged for shares of convertible preferred stock of any entity succeeding to the business of the Company or a subsidiary of the Company, which convertible preferred stock has powers, preferences and relative participating, optional or other rights and qualifications, limitations and restrictions substantially similar to those of the Preferred Securities.

         "Company Common Stock" means common stock, par value $.01 per share, of the Company.

         "Conversion Agent" has the meaning specified in Section 203.

         "Conversion Date" has the meaning specified in Section 203.

         "Conversion Price" has the meaning specified in Section 201.

         "Current Market Price" means, for any day, the last reported sale price, regular way, on such day of Company Common Stock, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Consolidated Transactions Tape, or, if Company Common Stock is not listed or admitted to trading on the New York Stock Exchange on such day, on the principal national securities exchange on which Company Common Stock is listed or admitted to trading, if Company Common Stock is listed on a national securities exchange, or the Nasdaq National Market, or, if Company Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the Company Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of Company Common Stock in the over-the-counter market on the day in question as reported by the

National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

         "Deferred Interest" means each installment of interest not paid during any Extension Period, and interest thereon. Deferred installments of interest shall bear interest at the rate of ____% per annum from the applicable Interest Payment Date to the date of payment, compounded quarterly.

         "Expiration Time" has the meaning specified in Section 205(e).

         "Extension Period" means any period during which the Company has elected to defer payments of interest, which deferral may be for a period of up to twenty (20) consecutive quarters.

         "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of Company Common Stock will be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise). In the case of a plan involving more than one of these transactions or events, however, for purposes of adjustment of the Conversion Price, the Fundamental Change will be deemed to have occurred when substantially all Company Common Stock is exchanged for, converted into or acquired for or constitute solely the right to receive securities, cash or other property, but the adjustment will be based upon the consideration that a holder of Company Common Stock received in that transaction or event as a result of which more than 50% of Company Common Stock will have been exchanged for, converted into or acquired for or constitute solely the right to receive securities, cash or other property.

         "Interest Payment Dates" means ____________, ____________,
____________ and ____________ of each year.

         "Investment Company Act Event" means that the Company shall have received an Opinion of Counsel to the effect that, as a result of the occurrence of a change (including prospective change) in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the Original Issue Date.

         "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

         "Notice of Conversion" means the notice given by a holder of Preferred Securities to the Conversion Agent to exchange such Preferred Securities for Series A Notes and to convert such Series A Notes into Company Common Stock on behalf of such holder.

         "Original Issue Date" means ____________, 2000.

         "Preferred Securities" has the meaning specified in the recitals of this Indenture.

         "Purchased Shares" has the meaning specified in Section 205(e).

         "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in that Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the Entitlement Date, as adjusted in good faith by us to approximately reflect any of the events referred to in Section 205 herein.

         "Reference Date" has the meaning specified in Section 205(c).

         "Reference Market Price" initially means $__________ (which is an amount equal to 66-2/3% of the initial public offering price of Company Common Stock). In the event of any adjustment of the applicable Conversion Price, other than as a result of a Non-Stock Fundamental Change, the Reference Market Price will also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any adjustment will always be the same as the ratio of the Initial Reference Market Price to the initial Conversion Price of the Preferred Securities.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day next preceding such Interest Payment Date.

         "Rights" has the meaning specified in Section 203(f).

         "Rights Agreement" has the meaning specified in Section 203(f).

         "Special Event" means an Investment Company Act Event or Tax Event.

         "Spin-Off" means the distribution by The Southern Company of all of its shares of Company Common Stock to the holders of its common stock.

         "Stated Maturity" means ____________, 2030.

         "Tax Event" means that the Company shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein; (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination); (c) any interpretation or pronouncement by any legislative body, court, governmental agency or regulatory authority that provides for a position with respect to such laws or regulations that differs from its previous position or a commonly accepted position; or (d) any action taken by any governmental agency or regulatory authority, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of the Opinion of Counsel, subject to United States federal income tax with respect to income accrued or received on the Series A Notes, (ii) interest payable by the Company on the Series A Notes is not, or will not be within 90 days of the date of the Opinion of Counsel, deductible by the Company for United States federal income tax purposes, (iii) the timing of the deduction for interest payable by the Company on the Series A Notes is, or will be within 90 days of the date of the Opinion of Counsel, required to be made by reference to a system that defers the timing of such deductions compared to the timing permitted under the principles of economic accrual; or (iv) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Original Issue Date.

         "Trading Day" means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business, or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Transaction" has the meaning specified in Section 206(a).

         "Trust" means SEI Trust I, a statutory business trust formed by the Company under Delaware law to issue Trust Securities, the proceeds of which will be used to purchase Series A Notes.

         "Underwriters" means the underwriters named in the Underwriting Agreement.

         "Underwriting Agreement" means the Underwriting Agreement, dated __________, 2000, among the Trust, the Company and the underwriters named therein.

         SECTION 103. Payment of Principal and Interest. The unpaid principal amount of the Series A Notes shall bear interest at the rate of ____% per annum until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series A Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. So long as an Extension Period is not occurring, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series A Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the Series A Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series A Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         Payments of interest on the Series A Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series A Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If the amount of interest is calculated for any period shorter than a full quarterly interest period, it will be computed on the basis of the number of days elapsed on a 360-day year. In the event that any date on which interest is payable on the Series A Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day without any interest or other payment resulting from such delay, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

         If a Tax Event occurs, then the Company has the right (i) prior to the dissolution of the Trust, to shorten the Stated Maturity of the Series A Notes to the minimum extent required, but not earlier than ____________, 2015, or
(ii) to direct the Property Trustee to dissolve the Trust (if not previously dissolved) and shorten the Stated Maturity of the Series A Notes to the minimum extent required, but not earlier than ____________, 2015, in each case such that in the Opinion of Counsel experienced in such matters, after shortening the Stated Maturity, interest paid on the Series A Notes will be deductible by the Company for federal income tax purposes.

         Payment of the principal and interest (including Additional Interest, if any) due at Maturity or earlier redemption of the Series A Notes shall be made upon surrender of the Series A Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company,
(i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

         The Company shall pay, as Additional Interest on the Series A Notes, when due to the United States or any other taxing authority, the amounts set forth in clause (i) of the definition of Additional Interest.

         SECTION 104. Deferral of Interest Payments. So long as no Event of Default has occurred and is continuing, the Company has the right at any time and from time to time to extend the interest payment period of the Series A Notes for up to twenty (20) consecutive quarters (each, an "Extension Period"), but not beyond the Stated Maturity. Notwithstanding the foregoing, the Company has no right to extend its obligation to pay such amounts as are defined in clause (i) of the definition of Additional Interest. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions of that Extension Period, shall not exceed twenty (20) consecutive quarters. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above limitations and requirements.


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


         Upon the termination of any Extension Period, which termination shall be on an Interest Payment Date, the Company shall pay all Deferred Interest to the Person in whose name the Series A Notes are registered on the Regular Record Date for such Interest Payment Date, provided that Deferred Interest payable at Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.

         The Company shall give the Trustee, the Property Trustee and the Administrative Trustees notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate, or (ii) the date the Property Trustee (or if no Preferred Securities are outstanding, the Trustee) is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the record date or the date distributions are payable.

         The Trustee shall promptly give notice of the Company's selection of an Extension Period to Holders of Outstanding Series A Notes and holders of Preferred Securities.

         At any time any of the foregoing notices are given to the Trustee, the Company shall give to the Paying Agent for the Series A Notes such information as said Paying Agent shall reasonably require in order to fulfill its tax reporting obligations with respect to such Series A Notes.

         SECTION 105. Denominations. The Series A Notes may be issued in denominations of $50, or any integral multiple thereof.

         SECTION 106. Global Securities. If the Series A Notes are distributed to Holders of the Trust Securities of the Trust in liquidation of such Holders' interests therein, the Series A Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series A Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series A Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

         A Global Security shall be exchangeable for Series A Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the

Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or
(iii) there shall have occurred an Event of Default with respect to the Series A Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Notes registered in such names as the Depositary shall direct.

         SECTION 107. Transfer. No service charge will be made for any transfer or exchange of Series A Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Company shall not be required (a) to issue, transfer or exchange any Series A Notes during a period beginning at the opening of business fifteen
(15) days before the day of the mailing of a notice identifying the serial numbers of the Series A Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Series A Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series A Note redeemed in part.

         SECTION 108. Redemption. The Series A Notes shall be subject to redemption at the option of the Company, in whole or in part, at any time or from time to time on or after ____________, 2003, or at any time in whole, but not in part, upon the occurrence of a Special Event; provided, however, that if a redemption in part shall result in the delisting of the Preferred Securities issued by the Trust, the Company may only redeem the Series A Notes in whole.

         "Redemption Price," in the case of a redemption, in whole or in part, at the option of the Company, but not upon the occurrence of a Special Event, shall equal the following prices expressed in percentages of the principal amount together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning ___________, ____;

                           YEAR                               REDEMPTION PRICE
                           ----                               ----------------

                         [to come]

         Upon the occurrence of a Special Event at any time, the Company may, within ninety (90) days following the occurrence thereof and subject to the terms and conditions of the Indenture, elect to redeem the Series A Notes, in whole.

         "Redemption Price," in the case of a redemption following a Special Event, means for each Series A Note a price equal to 100% of the principal amount of the Series A Notes being redeemed, plus accrued and unpaid interest to the date fixed for redemption.

         In the case of a Tax Event that shall have occurred and be continuing, the Company may elect to pay any Additional Interest such that the amounts to be received by holders of the Trust Securities are not reduced as a result of such Tax Event.

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         In the event of redemption of the Series A Notes in part only, a new
Series A Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

         The Series A Notes will not have a sinking fund.

         Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

         Any redemption of less than all of the Series A Notes shall, with respect to the principal thereof, be divisible by $50.

         Upon (i) repayment at maturity or (ii) as a result of acceleration upon the occurrence and continuation of an Event of Default, the Company shall redeem the Outstanding Series A Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of such Series A Notes plus any accrued and unpaid interest, including any Additional Interest, to the date fixed for redemption.

         SECTION 109. Exchange of Trust Securities for Series A Notes. At any time, the Company shall have the right to dissolve the Trust and cause the Series A Notes to be distributed to the holders of the Trust Securities in exchange for the Preferred Securities in dissolution of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law.

         SECTION 110. Event of Default. In addition to the Events of Default set forth in Section 501 of the Original Indenture, the failure by the Company to issue Company Common Stock upon an appropriate election by the Holder or Holders of the Series A Notes to convert the Series A Notes into shares of Company Common Stock shall be an Event of Default with respect to the Series A Notes.

         SECTION 111. Amendment of this Indenture. Without the consent of the Holders of each Outstanding Series A Note affected thereby, no amendment or supplement to this Indenture may adversely affect any right to convert or exchange any Series A Note.

         SECTION 112. Defeasance and Discharge. Notwithstanding Section 403 of the Original Indenture, the Series A Notes will not be subject to defeasance or discharge.

                                   ARTICLE 2

                          CONVERSION OF SERIES A NOTES

         SECTION 201. Conversion Rights. Subject to and upon compliance with the provisions of this Article and subject to the Company's right to elect cash settlement as set forth below, the Series A Notes are convertible, at the option of the Holder, at any time on or after ____________, 2001 and prior to the redemption or Maturity, into fully paid and nonassessable shares of Company Common Stock at an initial conversion rate of __________ shares of Company Common Stock for each $50 in aggregate principal amount of Series A Notes (equal to a conversion price of approximately $____ per share of Company Common Stock), subject to adjustment as described in this Article 2 (as adjusted, the "Conversion Price"). A Holder of Series A Note may convert any portion thereof that is called for redemption into that number of fully paid and nonassessable shares of Company Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the Series A Note to be converted by the Conversion Price. In case a Series A Note or portion thereof is called for redemption, such conversion right in respect of a Series A Note or portion so called shall expire at the close of business on the Business Day prior to the Redemption Date, unless the Company defaults in making the payment due upon redemption.

         SECTION 202. Cash Settlement. At any time after __________, 2001 and prior to the Spin-Off, the Company may elect to make a cash settlement in respect of any Series A Note surrendered for conversion by delivering notice thereof to the tendering Holder not more than five Trading Days after such Series A Note is surrendered for conversion. Such cash settlement shall be in an amount, per $50 principal amount of Series A Notes delivered for conversion, equal to the product of (i) the then-prevailing Conversion Price and (ii) the average of the Closing Price of the Company Common Stock on the five Trading Days commencing two Trading Days after delivery by the Company of such notice to such Holder. The Company will pay such amount as promptly as practicable after the completion of such five Trading Day period.

         SECTION 203.      Conversion Procedures.

         (a) In order to convert all or a portion of the Series A Notes into Company Common Stock or cash, as the case may be, the Holder thereof shall deliver to the Property Trustee, as conversion agent or to such other agent appointed for such purposes (the "Conversion Agent"), an irrevocable Notice of Conversion setting forth the principal amount of Series A Notes to be converted, together with the name or names, if other than the Holder, in which the shares of Company Common Stock or cash, as the case may be, should be issued upon conversion and, if such Series A Notes are definitive Series A Notes, surrender to the Conversion Agent the Series A Notes to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Preferred Securities may exercise its right under the Trust Agreement to convert such Preferred Securities into Company Common Stock or cash, as the case may be, by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Preferred Securities for a portion of the Series A Notes held by the Trust (at an exchange rate of $50 principal amount of Series A Notes for each Preferred Security) and (ii) to immediately (unless the Spin-Off has not yet occurred, in which case within the time specified in Section 202) convert such Series A Notes, on behalf of such holder, into Company Common Stock or cash, as the case may be, pursuant to this
Article 2 and, if such Preferred Securities are in definitive form, surrendering such Preferred Securities, duly endorsed or assigned to the Company or in blank. So long as any Preferred Securities are outstanding, the Trust shall not convert any Series A Notes except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Preferred Securities.

         If a Notice of Conversion is delivered on or after the Regular Record Date and prior to the subsequent Interest Payment Date, the Holder of record on the Regular Record Date will be entitled to receive the interest paid on the subsequent Interest Payment Date on the portion of Series A Notes to be converted notwithstanding the conversion thereof prior to such Interest Payment Date.

Except as otherwise provided in the immediately preceding sentence, in the case of any Series A Note that is converted, interest whose Interest Payment Date is on or after the date of conversion of such Series A Note shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Series A Notes being converted, which shall be deemed to be paid in full. Series A Notes submitted for conversion prior to the expiration of conversion rights as provided in Section 204 shall be deemed to have been converted immediately prior to the close of business on the day on which the Notice of Conversion was received (the "Conversion Date") by the Conversion Agent from the Holder or from a holder of the Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Trust Agreement, as the case may be. The Person or Persons entitled to receive Company Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Company Common Stock as of the Conversion Date and such Person or Persons will cease to be a record Holder or record Holders of the Series A Notes on that date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder or holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Company Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

         (b) The Company's delivery upon conversion of the fixed number of shares of Company Common Stock into which the Series A Notes are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at the Stated Maturity of the portion of Series A Notes so converted and any unpaid interest (including Additional Interest) accrued on such Series A Notes at the time of such conversion.

         (c) No fractional shares of Company Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Current Market Price with respect to such fractional interest on the date on which the Series A Notes or Preferred Securities, as the case may be, were duly surrendered to the Conversion Agent for conversion, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Series A Notes or the holder of the Preferred Securities so converted.

         (d) In the event of the conversion of any Series A Note in part only, a new Series A Note or Series A Notes for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation of the Series A Note converted in part in accordance with Section 307 of the Original Indenture.

         (e) In effecting the conversion transaction described in this Section, the Conversion Agent is acting as agent of the holders of Preferred Securities (in the exchange of Preferred Securities for Series A Notes) and as agent of the Holders of Series A Notes (in the conversion of Series A Notes into Company Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Series A Notes held by the Trust from time to time for Preferred Securities in connection with the conversion of such Preferred Securities in accordance with this Article 2 and (ii) to convert all or a portion of the Series A Notes into Company Common Stock and thereupon to deliver such shares of Company Common Stock in accordance with the provisions of this Article 2 and to deliver to the Trust a new Series A Note or Series A Notes for any resulting unconverted principal amount.

         (f) The Company shall at all times reserve and keep available out of its authorized and unissued Company Common Stock, solely for issuance upon the conversion of the Series A Notes, such number of shares of Company Common Stock as shall from time to time be issuable upon the conversion of all the Series A Notes then outstanding. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of Series A Notes shares of Company Common Stock reacquired and held in the treasury of the Company (in lieu of the issuance of authorized and unissued shares of Company Common Stock) so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Whenever the Company issues shares of Company Common Stock upon conversion of Series A Notes, and the Company has in effect at such time a stock purchase rights agreement ("Rights Agreement") under which holders of Company Common Stock are issued rights ("Rights") entitling the holders under certain circumstances to purchase an additional share or shares of stock, the Company will issue, together with each such share of Company Common Stock, such number of Rights (which number may be a fraction) as shall at that time be issuable with a share of Company Common Stock pursuant to such Rights Agreement. Any shares of Company Common Stock issued upon conversion of the Series A Notes shall be duly authorized, validly issued and fully paid and nonassessable. The Conversion Agent shall deliver the shares of Company Common Stock received upon conversion of the Series A Notes to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. The Company shall use its reasonable best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of Company Common Stock (and all requirements to list Company Common Stock issuable upon conversion of Series A Notes that are at the time applicable), in order to enable the Company to lawfully issue Company Common Stock upon conversion of Series A Notes and to lawfully deliver Company Common stock to each Holder upon conversion of the Series A Notes.

         (g) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Company Common Stock on conversion of Series A Notes. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Company Common Stock in a name other than that in which the Series A Notes so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Conversion Agent the amount of any such tax, or has established to the satisfaction of the Conversion Agent that such tax has been paid.

         (h) Nothing in this Article 2 shall limit the requirement of the Company to withhold taxes pursuant to the terms of the Series A Notes or as set forth in this Indenture or otherwise require the Trustee or the Company to pay any amounts on account of such withholdings.

         SECTION 204. Expiration of Conversion Rights. The conversion rights of Holders of Series A Notes shall expire either (i) in the case of Series A Notes called for redemption, at the close of business on the Business Day prior to the date set for redemption of the Series A Notes or (ii) at the close of business on the Business Day prior to the Stated Maturity of the Series A Notes.

         SECTION 205. Conversion Price Adjustments. The conversion price shall be subject to adjustment (without duplication) from time to time as follows:

                  (a) In case the Company shall, while any of the Series A Notes are Outstanding, (i) pay a dividend or make a distribution with respect to its Company Common Stock exclusively in shares of Company Common Stock, (ii) subdivide its outstanding shares of Company Common Stock, (iii) combine its outstanding shares of Company Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Company Common Stock any shares of capital stock of the Company, the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Series A Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company that he would have owned immediately following such action had such Series A Notes been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this subsection (a), the Holder of any Series A Notes thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes or series of capital stock. In the event that such dividend, distribution, subdivision, combination or issuance is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such record date had not been fixed.

                  (b) In case the Company shall, while any of the Series A Notes are Outstanding, issue rights or warrants to all holders of its Company Common Stock entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Company Common Stock at a price per share less than the Current Market Price per share of Company Common Stock on such record date, the Conversion Price for the Series A Notes shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Company Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which the denominator shall be the number of shares of

         Company Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Company Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this subsection, the number of shares of Company Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Company Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                  (c) Subject to the last sentence of this subparagraph, in case the Company shall, by dividend or otherwise, distribute to all holders of its Company Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph
         (a) of this Section 205), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (c) by a fraction of which the numerator shall be the Current Market Price per share of Company Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value
         (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board
         Resolution), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Company Common Stock and the denominator shall be such Current Market Price per share of Company Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not occurred. For purposes of this subparagraph (c), any dividend or distribution that includes shares of Company Common Stock or rights or warrants to subscribe for or purchase shares of Company Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Company Common Stock or such rights or warrants (making any Conversion Price reduction required by this subparagraph (c)) immediately followed by (ii) a dividend or distribution of such shares of Company Common Stock or such rights or warrants (making any further Conversion Price reduction required by subparagraph (a) or (b)), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph shall be substituted as (x) "the record date in the case of a dividend or other distribution," and (y) "the record date for the determination of stockholders entitled to receive such rights or warrants" and (z) "the date fixed for such determination" within the meaning of subparagraphs (a) and (b) and (B) any shares of Company Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the Conversion Price in subparagraph (a).

                  (d) In case the Company shall pay or make a dividend or other distribution on its Company Common Stock exclusively in cash (excluding (i) all cash dividends, if the amount thereof does not exceed the per share amount of the immediately preceding regular cash dividend (as adjusted to reflect any of the events referred to in subparagraphs (a), (b) or (c) of this Section), (ii) all cash dividends, if the annualized amount thereof per share of Company Common Stock does not exceed 12.5% of the Current Market Price per share of Company Common Stock on the Trading Day immediately preceding the date of declaration of such dividend and (iii) a redemption of any Rights issued under a Rights Agreement), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (d) by a fraction of which the numerator shall be the Current Market Price per share of Company Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed (excluding that portion of such distribution that does not exceed 12.5% of the Current Market Price per share, determined as provided above) applicable to one share of Company Common Stock and the denominator shall be such Current Market Price per share of Company Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Company Common Stock is equal to or greater than the Current Market Price per share of Company Common Stock on the record date mentioned above (excluding that portion of such distribution that does not exceed 12.5% of the Current Market Price per share, determined as provided above), in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Series A Notes shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Series A Notes immediately prior to the record date for the distribution of the cash (less that portion of such distribution that does not exceed 12.5% of the Current Market Price per share, determined as provided above). In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such record date had not been fixed.

                  (e) In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary of the Company for all or any portion of Company Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Company Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the Current Market Price per share of Company Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (e) by a fraction of which the numerator shall be the number of shares of Company Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time (including the Purchased Shares) (as defined below) multiplied by the Current Market Price per share of Company Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") (excluding that portion of such consideration that does not exceed 110% of the Current Market Price per share) and (y) the product of the number of shares of Company Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of Company Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such tender or exchange offer is not so made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such record date had not been fixed.

                  (f) If the distribution date for any Rights of the Company provided in any Rights Agreement occurs prior to the Conversion Date, and a Holder of the Series A Notes who converts such Series A Notes after such distribution date is not entitled to receive the Rights that would otherwise be attached (but for the date of conversion) to the shares of Company Common Stock received upon such conversion, then an adjustment shall be made to the Conversion Price pursuant to clause (ii) of Section 205(a) as if the Rights were being distributed to holders of Company Common Stock immediately prior to such conversion. If such an adjustment is made and the Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

                  (g) The Company shall have the right to reduce from time to time the Conversion Price by any amount selected by the Company for any period of at least 20 days, provided, that the Company shall give at least 15 days' written notice of such reduction to the Trustee and the Property Trustee. The Company may, at its option, make such reductions in the Conversion Price, in addition to those set forth above in Section 205(a), as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Company Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for United States Federal income tax purposes.

                  (h)      Notwithstanding anything to the contrary in this
         Section 205, no adjustment of the Conversion Price will be made upon the issuance of any shares of Company Common Stock (or securities convertible or exchangeable for Company Common Stock), except as specifically provided above, including pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Company Common Stock under any such plan, or the issuance of any shares of Company Common

         Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of the Company or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security that does not constitute an issuance to all holders of Company Common Stock of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Company Common Stock at less than the Current Market Price. Further, such issuances shall not be deemed to constitute an issuance of Company Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article 2.

                  (i) If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder of the Series A Notes. No adjustment in the Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in a subsequent adjustment.

         SECTION 206.      Fundamental Change.

                  (a) In the event that the Company is a party to any transaction including a merger (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Company Common Stock), consolidation, sale of all or substantially all of the assets of the Company, recapitalization or reclassification of Company Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Company Common Stock) or any compulsory share exchange (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which shares of Company Common Stock shall be converted into the right to receive, or shall be exchanged for the right to receive, (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each Series A Note shall thereafter be convertible into the kind and amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Company Common Stock into which a Series A Note was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change, common stock, each Series A Note shall thereafter be convertible (in the manner described herein) into common stock of the kind received by holders of Company Common Stock (but in each case after giving effect to any adjustment discussed in paragraphs (b) and (c) relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Series A Notes or Preferred Securities will have no voting rights with respect to any Transaction.

                  (b) If any Fundamental Change occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as described in paragraph (c) below. In addition, in the event of a Common Stock Fundamental Change, each Series A Note shall be convertible solely into common stock of the kind received by holders of Company Common Stock as a result of such Common Stock Fundamental Change.

                  (c) The Conversion Price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

                           (i) in the case of a Non-Stock Fundamental Change, the Conversion Price of the Series A Notes will thereupon become the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the result obtained by multiplying the greater of the Applicable Price or the then applicable Reference Market Price by a fraction of which the numerator will be $50 and the denominator will be
                  (x) the amount of the Redemption Price for one Series A Note if the Redemption Date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the first date of original issuance of the Series A Notes and through _________, 2001, and the twelve-month periods commencing
                  _________, 2001 and _________, 2002, the product of _____%,
                  _____% and _____%, respectively, multiplied by $50) plus (y) any then accrued and unpaid interest on one Series A Note; and

                           (ii) in the case of a Common Stock Fundamental
                  Change, the Conversion Price of the Series A Notes in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, will thereupon be adjusted by multiplying such Conversion Price by a fraction of which the numerator will be the Purchaser Stock Price and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Company Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of Company Common Stock will have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price of the Series A Notes in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such Conversion Price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of Company Common Stock as a result of such Common Stock Fundamental Change.

         SECTION 207. Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided:

                  (a) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee, the Conversion Agent and the transfer agent for the Preferred Securities and the Series A Notes; and

                  (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of Preferred Securities and the Series A Notes at their last addresses as they appear upon the stock transfer books of the Company and the Trust and the Securities Registrar.

         SECTION 208. Prior Notice of Certain Events. In case:

                  (a) the Company shall (i) declare any dividend (or any other distribution) on its Company Common Stock, other than (A) a dividend payable in shares of Company Common Stock or (B) a dividend payable in cash that would not require an adjustment pursuant to Section 205(c) or
         (d) or (ii) authorize a tender or exchange offer that would require an adjustment pursuant to Section 205(e);

                  (b) the Company shall authorize the granting to all holders of Company Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

                  (c) of any reclassification of Company Common Stock (other than a subdivision or combination of the outstanding Company Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of stockholders of the Company shall be required (except solely as a result of the rules of the New York Stock Exchange or the NASD), or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby Company Common Stock is converted into other securities, cash or other property; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall (A) if any Preferred Securities are outstanding under the Trust Agreement, cause to be filed with the transfer agent for the Preferred Securities, and shall cause to be mailed to the holders of record of the Preferred Securities, at their last addresses as they shall appear upon the stock transfer books of the Trust or (B) shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Company Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Company Common Stock of record shall be entitled to exchange their shares of Company Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

         SECTION 209. Certain Additional Rights. In case the Company shall, by dividend or otherwise, declare or make a distribution on its Company Common Stock referred to in Section 205(c) or 205(d) (including dividends or distributions referred to in the last sentence of Section 205(c)), the Holders of the Series A Notes, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment (such that the Conversion Price is not adjusted with respect to such distribution) in respect of such distribution, shall also be entitled to receive for each share of Company Common Stock into which the Series A Notes are converted, the portion of the shares of Company Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Company Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a Board Resolution) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution). If any conversion of Series A Notes described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Company Common Stock that the Holder of Series A Notes so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a Board Resolution) to distribute to such Holder a due bill for the shares of Company Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided, that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which Company Common Stock is then traded and (ii) requires payment or delivery of such shares of Company Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Company Common Stock receiving such distribution.

         SECTION 210. Restrictions on Company Common Stock Issuable Upon Conversion.

                  (a) Shares of Company Common Stock to be issued upon conversion of a Series A Note in respect of Preferred Securities shall bear such restrictive legends as the Company may provide in accordance with applicable law.

                  (b) If shares of Company Common Stock to be issued upon conversion of a Series A Note in respect of Preferred Securities are to be registered in a name other than that of the Holder of such Preferred Security, then the Person in whose name such shares of Company Common Stock are to be registered must deliver to the Conversion Agent a certificate satisfactory to the Company and signed by such Person, as to compliance with the restrictions on transfer applicable to such Preferred Security. Neither the Trustee nor any Conversion Agent or Securities Registrar shall be required to register in a name other than that of the Holder of such Preferred Securities shares of Company Common Stock issued upon conversion of any such Series A Note in respect thereof not so accompanied by a properly completed certificate.

         SECTION 211. Trustee Not Responsible for Determining Conversion Price or Adjustments. Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of any Series A Note or to any holder of a Preferred Security to determine whether any facts exist that may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Company Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Series A Note; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Company Common Stock or stock certificates or other securities or property upon the surrender of any Series A Note for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Company contained in Article 10 of the Original Indenture or this Article 2.


                                    ARTICLE 3

                            MISCELLANEOUS PROVISIONS

         SECTION 301. Recitals by Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series A Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

         SECTION 302. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 303. Executed in Counterparts. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         SECTION 304. Listing of Series A Notes. If the Series A Notes are to be issued as a Global Security in connection with the distribution of the Series A Notes to the Holders of the

Preferred Securities issued by the Trust, the Company will use its best efforts to list such Series A Notes on the New York Stock Exchange or any such other exchange on which such Preferred Securities are then listed and traded.

         IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ATTEST:                                          SOUTHERN ENERGY, INC.



By:                                              By:
   ------------------------------                   ----------------------------
           Secretary                                       Vice President




ATTEST:                                          BANKERS TRUST COMPANY



By:                                              By:
   -------------------------------               -------------------------------

                                    EXHIBIT A

                              FORM OF SERIES A NOTE


NO.                                                            CUSIP NO.
   ------                                                               --------


THE INDEBTEDNESS EVIDENCED BY THIS SECURITY IS, TO THE EXTENT PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THE INDENTURE WITH RESPECT THERETO.

                              SOUTHERN ENERGY, INC.
                  % JUNIOR CONVERTIBLE SUBORDINATED NOTE, SERIES A
              ----                  DUE 2030


    Principal Amount:          $
                                ----------

    Regular Record Date:       15th calendar day prior to Interest Payment Date

    Original Issue Date:                 , 2000
                               ----------

    Stated Maturity:                     , 2030
                               ----------

    Interest Payment Dates:              ,           ,           and
                               ----------  ----------  ----------    ----------

    Interest Rate:                         % per annum
                               ----------

    Authorized Denomination:   $50

    Initial Redemption Date:             , 2003
                               ----------

         Southern Energy, Inc., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________________________, or registered assigns, the principal sum of _________ DOLLARS ($__________) on the Stated Maturity shown above (or upon earlier redemption or any shortened Maturity), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is Maturity or on a Redemption
Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered on the Regular Record Date for such Interest Payment Date, provided that any interest payable at Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

         Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If the amount of interest is calculated for any period shorter than a full quarterly interest period, it will be computed on the basis of the number of days elapsed on a 360-day year. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day without any interest or other payment resulting from such delay, except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee or the principal corporate trust office of the Property Trustee of the Trust are closed for business.

         So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time and from time to time during the term of this Note to extend the interest payment period of such Note for up to 20 consecutive quarters but not beyond the Stated Maturity of this Note (each, an "Extension Period"), during which periods unpaid interest (together with interest thereon) will compound quarterly at the Interest Rate ("Deferred Interest"). Upon the termination of each Extension Period, which shall be an Interest Payment Date, the Company shall pay all Deferred Interest to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that any Deferred Interest payable at Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Prior to the termination of any such Extension Period, the Company may extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters. Upon the termination of any such Extension Period, and the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. If the Company shall have given notice of its election to select any Extension Period, the Company shall not, subject to certain exceptions provided in the Indenture, (i) declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing, and (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than its guarantee of the Trust Securities issued by the Trust) issued by the Company that rank pari passu with or junior to this Note. The Company shall give the Trustee, the Property Trustee and the Administrative Trustees notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate, or (ii) the date the Property Trustee (or if no Preferred Securities are outstanding, the Trustee) is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the record date or the date distributions are payable.

         The Company also shall be obligated to pay when due and without extension all additional amounts as may be required so that the net amount received and retained by the Holder of this Note (if the Holder is a Securities Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts such Holder would have received had no such taxes, duties, assessments or other governmental charges been imposed.

         Payment of the principal of and interest (including Additional Interest, if any) due at Maturity or earlier redemption of the Series A Notes shall be made upon surrender of the Series A Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company,
(i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

         The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR

ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:           , 20
       ----------    --
                                       SOUTHERN ENERGY, INC.


                                       By:
                                          -------------------------------------
Attest:



-----------------------------
Assistant Secretary


         {Seal of SOUTHERN ENERGY, INC. appears here}

                          CERTIFICATE OF AUTHENTICATION


         This is one of the Notes referred to in the within-mentioned Indenture.



                                          BANKERS TRUST COMPANY,
                                          as Trustee



                                          By:
                                             -----------------------------------
                                                     Authorized Officer

                             (Reverse Side of Note)


         This Note is one of a duly authorized issue of Junior Subordinated Notes of the Company (the "Notes"), issued and issuable in one or more series under a Subordinated Note Indenture, dated as of _________, 2000, as supplemented by the First Supplemental Indenture, dated ________, 2000 (the "Indenture"), between the Company and Bankers Trust Company, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as ____% Junior Convertible Subordinated Notes, Series A due _________, 2030 (the "Series A Notes") in the aggregate principal amount of up to $__________. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         If a Tax Event occurs, then the Company will have the right (a) prior to the dissolution of the Trust, to shorten the Stated Maturity of this Note to the minimum extent required, but not earlier than _________, 2015, or (b) to direct the Property Trustee to dissolve the Trust (if not previously dissolved) and shorten the Stated Maturity of this Note to the minimum extent required, but not earlier than _________, 2015, in each case such that in the Opinion of Counsel experienced in such matters, after shortening the Stated Maturity, interest paid on the Note will be deductible by the Company for federal income tax purposes.

         The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note at any time on or after __________, 2003 at the option of the Company, without premium or penalty, in whole or in part. In case of such optional redemption, the Redemption Price shall equal the following prices expressed in percentages of the principal amount together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning __________, ____;

         YEAR                       REDEMPTION PRICE
         ---------                  ----------------
         [to come]

Upon the occurrence of a Special Event at any time, the Company may, within 90 days following the occurrence thereof and subject to the terms and conditions of the Indenture, redeem this Note without premium or penalty, in whole, at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including any Additional Interest, if any, to the Redemption Date. A Special Event may be a Tax Event or an Investment Company Act Event. "Tax Event" means that the Company shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein; (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination); (c) any interpretation or pronouncement by any legislative body, court, governmental agency or regulatory authority that provides for a position with respect to such laws or regulations that differs from its previous position or a commonly accepted position; or (d) any action taken by any governmental agency or regulatory authority, there is more than an insubstantial risk that
(i) the Trust is, or will be within 90 days of the date of the Opinion of Counsel, subject to United States federal income tax with respect to income accrued or received on the Series A Notes, (ii) interest payable by the Company on the Series A Notes is not, or will not be within 90 days of the date of the Opinion of Counsel, deductible by the Company for United States federal income tax purposes, (iii) the timing of the deduction for interest payable by the Company on the Series A Notes is, or will be within 90 days of the date of the Opinion of Counsel, required to be made by reference to a system that defers the timing of such deductions compared to the timing permitted under the principles of economic accrual; or (iv) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Original Issue Date. "Investment Company Act Event" means that the Company shall have received an Opinion of Counsel to the effect that, as a result of the occurrence of a change (including prospective change) in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the Original Issue Date.

         In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The Series A Notes will not have a sinking fund.

         At any time, the Company shall have the right to dissolve the Trust and cause this Note to be exchanged for Preferred Securities in dissolution of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. The Company may also exchange this Note for Preferred Securities upon the occurrence of a Special Event.

         Subject to and upon compliance with the provisions of the Indenture and subject to the Company's right to elect a cash settlement as set forth below, this Note is convertible, at the option of the Holder, at any time on or after _________, 2001 and prior to the redemption or Maturity, into fully paid and nonassessable shares of Company Common Stock at an initial conversion rate of ______ shares of Company Common Stock for each $50 in aggregate principal amount of this Note (equal to a conversion price of approximately $___ per share of Company Common Stock), subject to adjustment as described in the Indenture. The Holder of this Note may convert any portion hereof that is called for redemption. In case the Note or portion hereof is called for redemption, such conversion right shall expire at the close of business on the Redemption Date, unless the Company defaults in making the payment due upon redemption. At any time after ___________, 2001 and prior to the Spin-Off, the Company may elect to make a cash settlement in respect of this Note if surrendered for conversion by delivering notice thereof to the Holder not more than five Trading Days after the Note is surrendered for conversion.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes of this series are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

         The Company, and by its acceptance of this Note or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Note agree that for United States federal, state and local tax purposes it is intended that this Note constitute indebtedness.

         This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM- as tenants in         UNIF GIFT MIN ACT-         Custodian
         common                                   -------           ---------
TEN ENT- as tenants by the                              (Cust)        (Minor)
         entireties                                      under Uniform Gifts to
 JT TEN- as joint tenants                                Minors Act
         with right of
         survivorship and                                -----------------------
         not as tenants                                         (State)
         in common


                      Additional abbreviations may also be
                       used though not on the above list.


         FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

________________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

________________________________________________________________________________
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:
      ------------------      --------------------------------------------------

                              --------------------------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                              NOTICE OF CONVERSION

To:      Southern Energy, Inc.

         The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Common Stock of SOUTHERN ENERGY, INC. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         Any Holder, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Note, agrees to be bound by the terms of any Rights Agreement relating to Company Common Stock issuable upon conversion of the Note.

Date:             ,
      ------------  ----

Portion of Note to be converted ($50 or integral multiples thereof):

         in whole                   in part
                  ----                      ----

         $
          ------------

         ----------------------------------------
         Signature (for conversion only)

         Please Print or Typewrite Name and
         Address, Including Zip Code, and Social
         Security or Other Identifying Number

         -----------------------------------------

         -----------------------------------------

         -----------------------------------------


Signature Guarantee:
                    ------------------------------

         Signature must be guaranteed by an institution that is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee programs acceptable to the Trustee.

                                    EXHIBIT B


                          CERTIFICATE OF AUTHENTICATION


         This is one of the Notes referred to in the within-mentioned Indenture.



                                         BANKERS TRUST COMPANY,
                                         as Trustee


                                         By:
                                            ------------------------------------

                               Authorized Officer